ASSET PURCHASE AGREEMENT

This Agreement entered into this the 22 day of October, 2015 by and between Cipherloc Corporation, a Texas corporation with its principal place of business located at 1291 Galleria Drive, Suite 200Henderson, NV 89014 (hereinafter "Buyer"), and Isaiah Eichen, an individual residing at 313 Lindenwood Blvd., Alton, IL 62002 (hereinafter "Seller"). The Buyer and Seller may be individually referred to as a Party and collectively as the Parties.

WHEREAS, Buyer operates a business primarily engaged in the Cyber Security Industry; and

WHEREAS, Seller owns software and intellectual property used in connection with the Cyber Security Industry; and

WHEREAS, Buyer desires to acquire software known as a Block Overlap Polymorphic Encryption Algorithm working prototype, current and future source code and object code, and all related current and future documentation and bi-products as well as intellectual property known as the Block Overlap Polymorphic Encryption Algorithm and all current and future related bi-products, future improvements, current and future documentation, patents and copyrights. The software and intellectual property set out above are collectively identified as the Asset.

NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1. ASSETS PURCHASED; LIABILITIES ASSUMED

1.1 **ASSETS PURCHASED.** Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, on the terms and conditions set forth in this Agreement the Asset:

1.2 **NO ASSUMPTION OF LIABILITIES.** Buyer shall not be responsible for any unfilled orders from customers of Seller nor shall Buyer assume responsibility of payment for other obligations of Seller, including but not limited to, Seller's obligations under any lease, contract or account.

SECTION 2. EXCLUDED ASSETS

There are no known excluded assets.

SECTION 3. PURCHASE PRICE FOR ASSETS

The purchase price for the asset shall be $25,000.00 and 5,000 shares of Buyer's stock subject to Rule 144 restriction.

Buyer shall be responsible for all sales and transfer taxes associated with the contemplated transaction; provided, however, Seller agrees to execute or provide

whatever documents are necessary to Buyer to have transferred the Asset from it to the Seller...

SECTION 4. PAYMENT OF PURCHASE PRICE

The price for the Assets shall be paid at closing.

SECTION 5. SELLER'S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer as follows:

5.1 **LEGAL STANDING.** . Buyer has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

5.2 **AUTHORIZATION.** The execution, delivery and performance of this Agreement have been duly authorized and approved by Seller, and this Agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

5.3 **TITLE TO ASSETS.** Except as described in the Agreement, Seller holds good and marketable title to the assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of liens, pledges, charges or encumbrances.

5.4 **BROKERS AND FINDERS.** Seller has not employed any broker or finder in connection with the transaction contemplated by this Agreement or taken action that would give rise to valid claims against any party for a brokerage commission, finder's fee or other like payment.

5.5 **TRANSFER NOT SUBJECT TO ENCUMBRANCES OR THIRD PARTY APPROVAL.** The execution and delivery of this Agreement by Seller and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge or encumbrance on any of the assets, and will not require the authorization, consent, or approval of any third party, including any governmental division or regulatory agency.

5.6 **LITIGATION.** Seller has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Seller that might result in any material adverse change in the business or condition of the assets being conveyed under this Agreement.

5.7 **ACCURACY OF REPRESENTATIONS AND WARRANTIES.** None of the representations or warranties of Seller contains or will contain any untrue statements of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller knows of no fact that has resulted, or will result in material change in the business, operations, or assets of Seller that has not been set forth in this Agreement or otherwise disclosed to Buyer.

SECTION 6. REPRESENTATIONS OF BUYER

Buyer represents and warrants as follows:

6.1 **CORPORATE EXISTENCE.** Buyer is now and on the date of closing will be a corporation duly organized and validly existing and in good standing under the laws of the State of Texas. Buyer has all requisite corporate of power and

authority to enter into this agreement.

6.2 **AUTHORIZATION.** The execution, delivery and performance of this Agreement constitute a valid and binding agreement of Buyer in accordance with its terms.

6.3 **BROKERS AND FINDERS.** Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee or other like payment.

6.4 **ACCURACY OF REPRESENTATIONS AND WARRANTIES.** None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the misstatements contained herein not misleading.

SECTION 7. COVENANTS OF SELLER

7.1 **SELLER'S OPERATION OF BUSINESS PRIOR TO CLOSING.** Seller agrees that between the date of this Agreement and the date of closing, Seller will:

- 7.1.1 Use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Seller as to the Asset.
- 7.1.2 Not assign, sell, lease or otherwise transfer or dispose of any of the assets except to Buyer.
- 7.1.3 Maintain the Asset other in its present condition.

SECTION 8. COVENANTS OF BUYER

8.1 **CONDITIONS AND BEST EFFORTS.** Buyer will use its best efforts to effectuate the transaction contemplated by this Agreement and to fulfill all the conditions of Buyer's obligations under this Agreement, and shall do all acts and things as may be required to carry out Buyer's obligations and to consummate this Agreement.

8.2 **CONFIDENTIAL INFORMATION.** If for any reason the sale of Asset is not closed, Buyer will not disclose to third parties any confidential information received from Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

SECTION 9. CLOSING

TIME AND PLACE. This agreement shall be closed at the offices of the Buyer, on the ___ day of October, 2015, or such other time as the parties may agree in writing. If the closing has not occurred on or before November 30, 2015, then either party may elect to terminate this agreement. If, however, the closing has not occurred because of a breach of contract by one or more of the parties, the breaching party or parties shall remain liable for breach of contract.

SECTION 10. MISCELLANEOUS

10.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

10.2 Any notice or other communication required or permitted to be given under this Agreement shall be electronic form and in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

BUYER: Cipherloc Corporation

1291 Galleria Drive,
Suite 200
Henderson, NV 89014

SELLER: Isaiah Eichen

313 Lindenwood Blvd.
Alton, IL 62002

All notices and other communications shall be deemed to be given at the expiration of three (3) days after the date of mailing. The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other parties as provided above.

10.3 In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party or parties for all costs and expenses reasonably incurred by the non-defaulting party or parties in connection with the default, including without limitation attorney fees. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at the trial level and on appeal.

10.4 No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

10.5 This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Nevada.

10.6 This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

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In Witness Whereof the Parties have executed this agreement on the date first above written.

BUYER:

Cipherloc Corporation

BY: ______________________________

Michael De La Garza
President/CEO

SELLER:

Isaiah Eichen

BY: ______________________________

Isaiah Eichen